UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18013 Sky Park Circle, Suite A, Irvine, CA 92614

(Address of principal executive offices, including zip code)

(949) 777-6112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2015, the Board of Directors of Praxsyn Corporation, a Nevada corporation (the “Company”) unanimously appointed Justin Cary to act as the Company’s Chief Financial Officer.

Justin Cary, 33, earned his Bachelors and Master’s Degrees in Accounting from Michigan State University. After graduation, he moved to California where he obtained his Certified Public Accountant (“CPA”) license with the California Board of Accountancy. He has worked for McGladrey & Pullen and PriceWaterhouseCoopers (“PWC”). While at PWC, he performed audits on a large variety of clients for two seasons. Thereafter, he decided to try industry accounting, in where he worked for Lender Processing Services, now a subsidiary of Fidelity. In 2013, Mr. Cary joined NOW CFO where he worked on a variety of clients, in many industries, and gained invaluable public reporting experience. While with NOW CFO he was introduced to Mesa Pharmacy in April of 2014. He was instrumental in guiding the accounting team through the Company’s Merger Transaction. Thereafter, he continued to perform consulting services for the Company’s audited financial statement filings for each quarter until he was hired as the Company’s Controller in April 2015. Mr. Cary also served as an enlisted reservist in the United States Army for six years. Mr. Cary has no family relationship with any director or executive officer of the Company, and is not a party to any related party transactions with the Company.

The board of directors also unanimously resolved to remove the interim from the titles of Edward Kurtz, Chief Executive Officer and Kimberly Brooks, Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Edward Kurtz
Edward Kurtz, Chief Executive Officer

Dated: July 27, 2015